EXHIBIT 16.1

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

August 19, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 19, 2013, of Rainbow Coral Corp, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Messineo & Co, CPAs, LLC